UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2015, Onconova Therapeutics, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1. To elect the seven nominees named in the Company’s proxy statement to serve for a one-year term as a director of the Company expiring at the Company’s 2016 Annual Meeting of Stockholders and, in each case, until a successor is elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Name	For	Withheld	Broker Non-Votes

Henry S. Bienen	10,630,183	116,416	4,770,055

Jerome E. Groopman	10,630,026	116,573	4,770,055

Michael B. Hoffman	10,625,370	121,229	4,770,055

Ramesh Kumar	10,611,270	135,329	4,770,055

Viren Mehta	10,599,667	146,932	4,770,055

E. Premkumar Reddy	10,613,851	132,748	4,770,055

Anne M. VanLent	10,628,326	118,273	4,770,055

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain

15,346,023	106,693	63,938

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2015	Onconova Therapeutics, Inc.

	By:	/s/ Ajay Bansal
Name: Ajay Bansal
Title: Chief Financial Officer

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